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                                                                    EXHIBIT 23.1


                  CONSENT OF REGISTERED PUBLIC ACCOUNTING FIRM


The Board of Directors
Extendicare Health Services, Inc.

We consent to the use of our reports included herein and to the reference to our firm under the heading "Experts" in the prospectus. Our reports dated February 6, 2004 refer to the Company's change in its method of accounting for goodwill effective January 1, 2002.

/s/ KPMG LLP

Milwaukee, Wisconsin
June 24, 2004